February 8, 2006

Joe J. Dervan, Ph.D
Head of Protein Chemistry
Protalex, Inc.
145 Union Square Drive
New Hope, PA 18938

Telephone: 215.862.9720
Fax: 215. 862.6614
Email: jdervan@protalex.com

Revision History:

PREX7000B: The payment schedule was revised and the state changed to Delaware in Appendix III, General Terms and Conditions, section o.

PREX7000A: The placebo batch and placebo stability program were removed. An additional analytical method (RP-HPLC) will be evaluated and utilized to evaluate samples for this project, and a two-week time point was added to section IIC in PREX7000A.

PREX7000B: This service estimate is executable if signed and returned within 30 days.

Service Estimate
Limited Formulation Development and Manufacture of One Lyophilized Batch of
PRTX-100 for Phase II Clinical Use

Objective:

Protalex, Inc. (“Protalex”) has requested that AAIPharma Inc. (“AAI”) evaluate whether PRTX-100 can be manufactured as a lyophilized formulation [*****]1  versus the current liquid formulation. AAI will perform limited formulation development and manufacture one (1) lyophilized batch of PRTX-100 based on the results of the proposed formulation development study. AAI’s Safety Department has assigned a level 2 safety rating for the active pharmaceutical ingredient [*****].

Summation of Services:

Evaluation of Analytical Methods
Limited Formulation Development
Manufacture of Engineering Batch
Manufacture of Clinical Batch of PRTX-100
Clinical Batch Stability
Project Management
Total Estimated Cost	$[*****]*
*Excludes materials and specialty items.

1 [*****] denotes sections of the document which have been redacted in connection with a request for confidential treatment.

THE TERMS AND PROVISIONS OF THE FOLLOWING ATTACHED APPENDICIES ARE INCORPORATED HEREIN BY REFERENCE AND SHALL BE BINDING ON THE PARTIES:

APPENDIX I	DESCRIPTION OF SERVICES
APPENDIX II	PAYMENT SCHEDULE AND TERMS
APPENDIX III	GENERAL TERMS AND CONDITIONS

THE SERVICES DESCRIBED IN THIS SERVICE ESTIMATE, INCLUDING THE APPENDICES HERETO, SHALL BE REFERRED TO HEREIN AS THE "SERVICES."

THE PHARMACEUTICAL PRODUCT TO BE MANUFACTURED PURSUANT TO THIS SERVICE ESTIMATE SHALL BE REFERRED TO HEREIN AS THE "PRODUCT."

THIS SERVICE ESTIMATE SHALL BECOME BINDING ON THE PARTIES IF SIGNED BY AN AUTHORIZED REPRESENTATIVE OF PROTALEX, INC. AND RETURNED TO AAI WITHIN 30 DAYS OF THE DATE HEREOF.

AAIPharma Inc.	Protalex, Inc.

__________________________________	__________________________________
Reviewed and Approved by:	Printed Name of Authorized Representative
Beth Balkcum
Manager, Product Development
Project Management

______________________	___________________________
Date	Signature

______________________
__________________________________	Date
Reviewed and Approved by:
Ludo Reynders, Ph.D.	________________________
President and CEO	Purchase Order Number

Please return signed document to:
Cynthia Pawlik, Ph.D.
Project Manager
AAIPharma Inc.	Telephone: 843.746.2526
4221 Faber Place Drive	Facsimile: 843.746.2550
Charleston, SC 29405	E-mail: cynthia.pawlik@aaipharma.com

Appendix I
Description of Services

I.	Project Responsibility

A.
Protalex will supply AAI with Active Pharmaceutical Ingredient (“API”) and a current Material Safety Data Sheet (“MSDS”). Note: Protalex will supply the API accompanied by a Certificate of Analysis (“COA”) and a release statement or a COA from an independent laboratory in order for AAI to perform limited release testing.

B.
AAI will source sufficient amounts of excipients, packaging components, materials, and dedicated equipment on behalf of Protalex for use in the activities described herein. The costs will be passed-through to Protalex plus 15% for sourcing and handling.

C.	AAI will perform full COA testing per USP or specification for all raw materials and packaging components.

D.	AAI will provide all necessary COA’s and executed batch records to Protalex for final release.

II.	Evaluation of Methods and Manufacture of Experimental Batch

A.	Evaluation of Analytical Methods

AAI will
•	Review the current methods provided by Protalex.
•	Evaluate the following methods to ensure the methods are operating properly for the analysis of drug product and stability samples in the AAI facility:
o	Concentration by μBCA
o	Concentration by UV 280[1]
o	RP-HPLC
o	SDS-PAGE (assume non-reducing conditions and Coomassie Stain)[1]
o	SEC (Size Exclusion Chromatography)
o	IEF (isoelectric focusing)
o	PX1 binding affinity using ELISA
•
Method evaluation will consist of the analysis of three (3) preparations of a single lot or one (1) preparation of each of three (3) lots of material. AAI will compare data to the COA provided with the material or, if COA data are not available, will provide data to Protalex for review to confirm success of evaluation studies.

•	Issue a report for the methods evaluated including tabulated results and example chromatography.

Note: 1The UV 280 and SDS-PAGE methods will be evaluated as release tests for the API.

The estimated cost for evaluation of the analytical methods may increase after AAI reviews the methods provided by Protalex.

B. Development and Validation of Cleaning Verification Test Method

AAI will
•	Optimize an assay method for testing trace levels of active residues and then establish the performance and suitability of the method.
•	Validate the method for testing trace levels of active residues.
•	Collect samples from product contact surfaces for major equipment and test for trace levels of active residues.
•	Issue a final method and report to Protalex.

C. Limited Formulation Development

AAI will:
•	Prepare a protocol to be approved by Protalex.
•	Prepare and lyophilize in the FDL lyophilizer (Wilmington, NC) four (4) prototype batches using a conservative lyo cycle.
•	Prepare samples for product contact study and filtration loss study to be evaluated for purity (RP-HPLC) and stability (SEC and SDS-PAGE).
•	Place and store four (4) prototypes on stability at the following conditions:

TESTS PERFORMED
1. Appearance
2. pH
3. RP-HPLC
4. SEC
5. SDS-PAGE
6. Completeness, clarity and color of solution after reconstitution and reconstitution time
7. Moisture (cKF)

SAMPLING SCHEDULE
Time (Months)	2-8°C	25°C/60% RH	40°C/75% RH
0	Tests 1-7
0.5	HOLD*	Tests 1-7	Tests 1-7
1	HOLD*	Tests 1-7	Tests 1-7
2	HOLD*	Tests 1-7	Tests 1-7
3	Tests 1-7	Tests 1-7	Tests 1-7

*Samples will only be tested if significant change occurs during the 3 months storage at 25°C/60% RH, or if requested by Protalex, at an additional cost.

•	Prepare a technical transfer document summarizing study results. The new formulation will be used in the engineering and clinical batch.

D. Development and Validation of Microbiological Test Methods

AAI will:
•	Evaluate the suitability of the USP sterility test method (membrane filtration) and validate the method by performing appropriate bacteriostasis/fungistasis testing on a single batch (ref. USP <71>)
•	Evaluate the suitability of the USP LAL test method and validate the method by performing appropriate inhibition and dilution studies on a single batch (ref. USP <85>)

E.	Process Transfer and Engineering Batch

AAI will
•	Review all technical documentation provided by Protalex.
•	Generate appropriate test procedures and specifications for manufacturing PRTX-100.
•	Prepare and issue a batch record to manufacture one (1) engineering batch of PRTX-100.
•
Set-up AAI equipment as appropriate for the Protalex-specified packaging components and perform trial runs to optimize the operating parameters of the filling equipment (Note: If AAI does not purchase the components directly, then Protalex will be responsible for sourcing the components in packaging configurations suitable for AAI gross cleaning equipment).

•
Compound, aseptically fill and lyophilize one full-scale engineering (test) batch as outlined in the batch record; if API is limited, AAI will use surrogate material or placebo to fill the shelves of the AAI-Charleston lyophilizer.

•	Perform appropriate in-process testing (pH, appearance, fill weight and concentration via UV 280).
•
Release the batch according to specifications agreed upon in writing by Protalex and AAI. AAI will test the batch for concentration by UV280, appearance, pH, volume in container, isoelectric focusing (IEF), SDS-PAGE, RP-HPLC, Size Exclusion Chromatography (SEC), PX1 Binding Affinity (ELISA), concentration by μBCA, moisture (cKF), completeness, clarity, and color of solution after reconstitution, reconstitution time, analytical content (the appropriate method is to be determined), particulate matter (via HIAC), endotoxin and sterility (membrane filtration).

•	Perform cleaning verification testing.

•	Ship the batch, FOB AAI’s dock, to Protalex or a designated site, as a single shipment. Each additional shipment will incur an additional $[*****] handling fee.
•	Complete the batch record and issue to Protalex.

Note: Protalex intends to use the drug product manufactured in the engineering batch in an animal toxicology study. Protalex has requested that AAI ship the finished product to a designated site under quarantine while release testing is conducted. AAI will provide appropriate documentation of final release following completion of required release testing and acceptable results.

Estimated Cost	$[*****]

III.	Clinical Batch Manufacture

  AAI will
•	Prepare the master batch record - to be approved by Protalex.
•	Perform release testing of API and packaging components based on a COA and appropriate testing.
•	Perform full release testing of excipients based on a COA and appropriate testing.
•	Evaluate the USP bioburden method and validate the method by performing appropriate growth promotion studies on a single batch.
•	Compound, aseptically fill, and lyophilize one batch in of PRTX-100 in 3-mL vials, 13 mm finish (Batch size is approximately 1,000 vials).
•	Perform appropriate in-process testing during manufacturing (appearance, pH, bioburden, fill weight and UV280).
•
Release the batch according to specifications agreed upon in writing by Protalex and AAI. AAI will test the active batch for concentration by, appearance, UV280, pH, volume in container, IEF, SDS-PAGE, SEC, RP-HPLC, PX1 Binding Affinity (ELISA), concentration by μBCA, moisture (cKF), completeness, clarity, and color of solution after reconstitution, reconstitution time, analytical content (the appropriate method is to be determined), particulate matter (via HIAC), endotoxin and sterility (membrane filtration).

•	Perform cleaning verification testing.
•	Inspect, label[1] and bulk package the vials - 100% visual inspection; Protalex to approve label copy in writing or provide finished labels with an approved proof copy.
•	Ship the batch, FOB AAI’s dock, to Protalex or a designated site, as a single shipment. Each additional shipment will incur an additional $[*****] handling fee.
•	Complete the batch record and issue to Protalex.

Estimated Cost	$[*****]

1Note: This quote does not include double blind labeling. The cost for double blind labeling will be covered in a separate service estimate.

IV.	Clinical Batch Stability

Stability evaluations will be performed on the drug product. Data reports will be provided as generated for each time point and a final report will be issued at the end of the study. A stability protocol will be developed by AAI and reviewed and accepted in writing by Protalex.

TESTS PERFORMED
1. Appearance
2. pH
3. Concentration by UV280 or μBCA
4. Completeness, clarity and color of solution
5. Moisture (cKF)
6. PXI Binding Affinity (ELISA)
7. SEC
8. SDS-PAGE
9. RP-HPLC
10. Particulate matter (HIAC)
11. Sterility (membrane filtration)

SAMPLING SCHEDULE
Time (Months)	25°C/60% RH	30°C/65% RH	40°C/75% RH
0	Tests 1-11
1	Tests 1-10	HOLD*	Tests 1-10
3	Tests 1-10	HOLD*	Tests 1-10
6	Tests 1-10	HOLD*	Tests 1-10
9	Tests 1-10	HOLD*	N/A
12	Tests 1-11	HOLD*	N/A
18	Tests 1-10	N/A	N/A
24	Tests 1-11	N/A	N/A

*HOLD samples will only be tested if significant change occurs during the 6 months storage at 40°C/75% RH, or if requested by Protalex, at an additional cost.

Estimated Cost	$[*****]

V.	Project Management

AAI will assign a Project Manager to communicate project progress, track projects, and facilitate project team meetings. Teleconferences will be held as needed between the project team and Protalex. The Project Manager will provide e-mail communications to Protalex updating the progress on any projects in-process.

Appendix II
Payment Schedule and Terms

The estimated cost for the activities outlined in this contract is $[*****]. Materials and packaging components will be passed through to Client at cost plus 15%. A summary of the breakdown costs is as follows:

Service Agreement Section	Service Agreement Description	Estimated Cost
Tasks I.	Project Responsibility	$[*****]
Task II.	Evaluation of Methods and Manufacture of Experimental Batch	$[*****]
Task III.	Clinical Batch Manufacture	$[*****]
Task IV.	Clinical Batch Stability	$[*****]
TOTAL		$[*****]

In addition, Client will be charged for all out-of-pocket costs and/or expenses associated with the activities outlined herein. Such costs and expenses shall include required raw materials, travel and shipping expenses, and lab supplies such as standards and chemicals unavailable from Client. All documented and reasonable out-of-pocket costs and/or expenses will be billed at cost plus 15%. Actual costs based on vendor invoices plus 15% will be invoiced.

This cost estimate is based on the information available and AAI’s experience with the procedures involved. AAI reserves the right to revise this Agreement should the scope of the project change. Any changes in the scope or the nature of the work covered by this service Agreement must be mutually agreed to and confirmed by a written change order.

PAYMENT SCHEDULE
Payment	Payment Description	Amount
1	Prepayment Due Upon Signature of Contract	[*****]
2	Prototype Stability Initiation	[*****]
3	Engineering Batch Initiation	[*****]
4	Clinical Batch Initiation	[*****]
5	Release of Clinical Batch by AAI to Protalex	[*****]
6	Issue 1 Month Stability Test Report	[*****]
7	Issue 3 Month Stability Test Report	[*****]
8	Issue 6 Month Stability Test Report	[*****]
9	Issue 9 Month Stability Test Report	[*****]
10	Issue 12 Month Stability Test Report	[*****]
11	Issue 18 Month Stability Test Report	[*****]
12	Issue 24 Month Stability Test Report	[*****]
	Total	$[*****]

Appendix III
General Terms and Conditions

a. Requirements Client will supply AAIPharma with this service estimate, or a copy of it, signed by the appropriate authorized Client representative. Client will also supply AAIPharma with a purchase order number and prepayment in the amount of $[*****].

b. Invoicing Unless otherwise agreed, AAIPharma will invoice Client on a milestone basis. All invoices are due and payable upon receipt and are subject to 1.5% interest monthly after 30 days. In the event of default in the payment for services rendered, Client shall be responsible for all collection fees and expenses incurred by AAIPharma, including reasonable attorney’s fees.

c. Good Manufacturing Practices AAIPharma operates its manufacturing facilities in compliance with applicable, current Good Manufacturing Practices and AAIPharma internal standard operating procedures, and is registered with the Food and Drug Administration, Registration Numbers 10-49418, 10-58430, 19-54450 and 10-55790 (Wilmington, NC; Research Triangle Park, NC; Shawnee, Kansas and Charleston, SC; respectively).

d. Amendment No addition to or modification of this agreement shall be effective unless made in writing and signed by both parties, except the parties may orally agree to a change order (encompassing a change in project scope or definition) for additional services so long as the associated fee for such additional services does not exceed 10% of the relevant portion of the project cost. AAIPharma will confirm in writing any such oral change order, and Client will notify AAIPharma of any objections thereto within ten (10) days.

e. Termination Client shall be entitled to terminate the project at any time on thirty (30) days' prior written notice. In the event of cancellation, Client will be obligated to pay only the cost of work, materials and services used for the project through the effective date of the cancellation and reasonable project shut down costs, as well as AAIPharma's cost of all materials and services previously acquired or contracted for and which cannot be utilized in other day-to-day operations. In the event the services described herein include clinical trials manufacturing, Client shall be entitled to terminate the project at any time on thirty (30) days written prior notice. If it does so, Client shall be obligated to pay the cost of all work completed through the effective date of termination in accordance with the foregoing and reasonable project shut down costs, as well as AAIPharma's cost of materials and services previously acquired, reserved or contracted which will not be used for this project as the result of such termination and which cannot be utilized in AAIPharma's other operations. In addition, a cancellation fee in the amount of $[*****] value shall be due AAIPharma should Client provide AAIPharma less than thirty (30) days and more than ten (10) days notice of cancellation in writing. Client shall pay AAIPharma a cancellation fee in the amount of $[*****] should it provide AAIPharma ten (10) days or less notice of cancellation in writing. Client shall not be charged a cancellation fee for any clinical supplies manufacturing orders canceled if a written notice of cancellation is received by AAIPharma more than thirty (30) days before the scheduled clinical supplies manufacturing.

f. Cancellations and Rescheduling
• All cancellation and rescheduling requests must be submitted in writing.
• Cancellation or rescheduling of manufacturing runs within 0 to 30 days before the scheduled run will incur a fee of % of the Manufacturing Task Price.
• When canceling an entire project, the client forfeits the initial initiation fee paid at the beginning of the project and is responsible for project costs incurred up to the date of receipt of the cancellation notice as well as any associated costs to close down the project.

g. Delivery Schedule Delivery dates, if any, in the proposal or in timelines are approximate only. AAIPharma shall not be liable for, nor shall AAIPharma be in breach of its obligations to client because of any delivery made within reasonable time of the stated delivery. AAIPharma may, by written notice to client, change any delivery date, and such date shall become the agreed upon delivery date unless client delivers to AAIPharma its objection to such date in writing within ten (10) days of receipt of AAIPharma’s notice.

h. Safety information Client warrants that it will provide AAIPharma with all necessary safety information concerning chemical entities it supplies to AAIPharma, to ensure the safe handling, storage, usage, shipment and disposal of such chemical entities. Client is responsible for labeling and all other information relevant to the Product.

i. Warranty AAIPharma warrants that all services performed by it hereunder conform to the requirements of the Service Agreement (the “Services”). The foregoing warranty is made to Client only and is not transferable. AAIPHARMA MAKES NO WARRANTIES, EITHER EXPRESS, IMPLIED OR OTHERWISE, EXCEPT THOSE HEREIN EXPRESSLY PROVIDED. AAIPHARMA SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT AND ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE ACTUAL SCIENTIFIC OR PHARMACEUTICAL RESULTS OF THE SERVICES HEREUNDER WILL NECESSARILY MEET CLIENT’S DESIRED SCIENTIFIC OR PHARMACEUTICAL RESULTS.

j. Liability Limitation AAIPharma will perform all services according to good scientific practices and in conformity with relevant cGMP's; however, both parties recognize that as specified herein services constitute research and development efforts. Therefore, the parties agree that AAIPharma's entire liability for performing these services is limited to the amount of compensation received from Client pursuant to this Service Estimate. Notwithstanding anything in this Service Estimate or otherwise to the contrary, in no event shall AAIPharma or its affiliates be liable under any theory, including negligence, for lost profits, or special, incidental, consequential, indirect, punitive or exemplary damages.

k. Indemnification Client shall defend, indemnify and hold harmless AAIPharma, its directors, officers, employees, agents and representatives from any claims, proceedings or investigations arising out of or in connection with the Services, including, without limitation, amounts paid in settlement of claims, proceedings or investigations, and shall bear all expenses, fees or costs in connection therewith (“Loss”), provided that such Loss is not the result of AAIPharma’s gross negligence or willful misconduct.

l. Proprietary Information and Technology Client will own all data and written reports arising out of this project and all chemical entities supplied by Client or prepared for Client in this project upon payment for Services. Any patent or other intellectual property rights directly resulting from information supplied by Client to AAIPharma in the performance of this project will be assigned to Client. Notwithstanding the foregoing, AAIPharma shall retain ownership of any inventions, processes, techniques, improvements, know-how, trade secrets, discoveries and other intellectual properties and other assets which have been, or will be, developed by AAIPharma independent of the Services and this Service Estimate (hereinafter, “AAIPharma Proprietary Technology”). In the event Client chooses to further develop and/or commercialize a technology comprising, in whole or in part, AAIPharma Proprietary Technology, Client must first obtain a license from AAIPharma to use such AAIPharma Proprietary Technology. Such license agreement shall be memorialized in a separate writing containing mutually agreeable terms negotiated in good faith by AAIPharma and Client. Client agrees to indemnify AAIPharma against any liability for infringement of any patent or other intellectual property rights arising from Client-directed services or Client-supplied information in the performance of this project.

m. Nondisclosure AAIPharma agrees, for a period of five (5) years from the date hereof, that, except to the extent required by law, regulation, judicial requirement, or regulatory agency, it will not itself use, or provide or disclose to any third party, or permit any third party to use, any information, data, or documents which were specifically developed or generated by AAIPharma for Client other than any AAIPharma Proprietary Technology incorporated therein.

n. Excluded Materials Notwithstanding the nondisclosure section set forth above, information, data, or documents developed or generated by AAIPharma for its internal use or for third parties other than Client is not restricted by the ownership rights to be transferred to Client herein. Further, data and technology relating to the synthesis of raw material and dosage forms other than Client’s product is not restricted by this Agreement for AAIPharma's subsequent use.

o. Choice of Law This Service Estimate shall be interpreted and construed in accordance with the laws of the State of Delaware, without the application of its choice of law provisions to the contrary.

p. Force Majeure AAIPharma shall not be liable for any failure to meet its obligations under this Agreement due to any cause beyond AAIPharma’s reasonable control, including, without limitation, acts of public enemy, acts of any governmental authority, including governmental laws, ordinances, rules and regulations whether or not valid, acts of God, including hurricanes, floods, epidemics and unusually severe weather, quarantine restrictions, strikes or lockouts, labor disputes or shortages, embargoes, war, riot, malicious acts or damage, accidents, interruption of supplies, equipment malfunction or failure of electrical supply or other utilities.

q. Inspection Both parties recognize that proper authorities may request that AAIPharma produce records, data, or materials related to Client products during the course of, or as the subject of, an inspection. In such instances, AAIPharma will notify AAIPharma’s contact at Client of such regulatory inspection.

r. Survival Paragraphs g, h, i, j, k, l, m, p and q of this Appendix III shall survive the expiration, cancellation or termination of this Service Agreement.

s. Samples Any and all materials received and associated with this Service Estimate will be treated as laboratory testing samples only, not for use in humans. After the final stability time point, by completion or cancellation of the stability study, AAIPharma will retain any sample overage in the controlled stability storage environment for a period of 2 months. After that time the samples will automatically be returned to Client or destroyed by appropriate means in Wilmington, NC. Please initial and date one selection:

Client would like for AAIPharma to ______return_____ destroy the remaining samples.

If the disposition of the samples is not indicated, the samples will be returned to Client at the end of the 2-month retain period. All shipping charges will be Client’s responsibility.